EXHIBIT 3.2


                              FIRST RESTATED BYLAWS
                                       OF
                           NEBRASKA BOOK COMPANY, INC.


                                    ARTICLE I

                                  STOCKHOLDERS

1.       Annual Meeting
         --------------
                  The annual meeting of the Stockholders, for the election of Directors and for the transaction of such other business as may properly be presented, shall be held during the month of August of each year at a time and place to be designated by the Board of Directors.

2.       Special Meetings
         ----------------
                  Special meetings of the Stockholders, for any purpose or purposes, may be called by the President or the Board of Directors and must be called by the President upon receipt of a written request from the holders of ten percent (10%) of the shares then outstanding and entitled to vote.

3.       Notice
         ------
                  Notice of the place, date and hour of the annual meetings of the Stockholders, and of any special meeting with the purpose or purposes of any special meeting, shall be given to each stockholder of record not less than ten
(10) nor more than fifty (50) days prior to the time of said meeting, and such notice shall be sufficient if a written notice thereof is mailed to each Stockholder, at his last address shown on the stock records of the Company, not less than ten (10) days nor more than fifty (50) days prior to the time of said meeting. Waiver of notice may be made either in writing or by attendance without objection.

4.       Quorum
         ------
                  The holders of a majority of the stock then issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at any Stockholders meeting, annual or special, unless otherwise provided by law.

5.       Adjourned Meetings
         ------------------
                  If a quorum be not present at any meeting of the Stockholders, a majority of those present and entitled to vote, either in person or by proxy, may, by announcement at said meeting, adjourn the meeting from time to time until a quorum be present. No notice, other than the original notice of the meeting and announcement of the adjournment, need be given of the adjourned meeting, unless the adjournment is for more than thirty (30) days or a new record date for determining Stockholders entitled to vote is fixed. Any business may be transacted at an adjourned meeting which might have been transacted at the meeting as originally notified.

6.       Voting Power and Who May Vote
         -----------------------------
                  At any meeting of the Stockholders, every person holding shares then outstanding and entitled to vote may vote in person or by proxy and shall have one vote, for all purposes, for each share registered in his name.

                  Shares held by a corporation may be voted by the Chairman of the Board thereof, or in the absence of the Chairman, by the President thereof, without filing a proxy.

                  Persons or corporations holding shares in a fiduciary capacity shall be entitled to vote said shares in person or by proxy.

7.       Manner of Voting
         ----------------
                  At any meeting of the Stockholders, for the election of Directors or otherwise, the vote may be taken by ballot, viva voce, or by showing hands as the presiding officer shall determine, unless a Stockholder, at least five days prior to the meeting, requests a vote by ballot and then the election shall be by ballot.


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

                                   ARTICLE II

                                    DIRECTORS

1.       Number; Tenure; Vacancies
         -------------------------
                  The management of the affairs, property and business of the corporation shall be vested in a board of one or more Directors, who shall be elected by the Stockholders at the annual meeting and who shall hold office for one year or until their successors are elected and qualified. Any Director may resign at any time, but such resignation shall not become effective until written notice thereof is filed with the Secretary of the corporation. Vacancies occurring in the Board of Directors or new directorship may be filled by the Directors.

2.       Qualification
         -------------
                  A Director shall be deemed qualified as such when he has filed written acceptance of his election with the Secretary.

3.       Annual Meetings
         ---------------
                  The annual meeting of the Board, for the election of officers and for the transaction of such other business as may properly be presented, may be held immediately following the annual Stockholders meeting at the same place as the Stockholders meeting and, if all of the Directors be then present, no notice of said meeting need be given. If all the Directors are not present, the annual meeting shall be held after due notice as provided in paragraph 4 of this article for regular meetings.

4.       Regular Meetings
         ----------------
                  Regular meetings of the Board of Directors may be called by the President upon three days notice, either oral or written, to each Director to be held at such time and places as the President may direct in said notice. Any business may be transacted at a regular meeting.

5. Conference Telephone and Similar Devices and Written Consents in Lieu of Meetings
         ---------------------------------------------------------------------
                  Any meeting of the Board may be held by conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Such meetings shall be of the same force, effect and validity as any meeting at which the Directors are physically present in the same location. Each director participating, by telephone or other similar device, in such a meeting shall be deemed present thereat. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent in writing and these writings are filed with the minutes of proceedings of the Board.

6.       Quorum
         ------
                  A majority of the Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.



                                   ARTICLE III

                                    OFFICERS

1.       Established Offices
         -------------------
                  The officers of this corporation shall be a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer. The Chairman of the Board shall be chosen from among the Board of Directors.

2.       Additional Offices
         ------------------
                  In addition to the above designated officers, the corporation may have such other and further officers as the Board may from time to time deem necessary, and no change or amendment to these Bylaws shall be necessary to effect such additions.

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

3.       Combined Offices
         ----------------
                  Any number of offices may be held by the same person.

4.       Election and Tenure
         -------------------
                  The officers shall be elected at the annual meeting of the Board and shall serve until their successors are elected and take office. Any officer may be removed at the pleasure of the Board.



                                   ARTICLE IV

                               DUTIES OF OFFICERS


1.       Chairman of the Board
         ---------------------
                  The Chairman of the Board shall be the senior officer of the corporation and shall preside at all meetings of the Directors.

2.       President
         ---------
                  The President shall be the chief executive officer of the corporation, shall have general management of the business of the corporation, shall preside at Stockholders' meetings and, in the absence of the Chairman of the Board, at Directors' meetings, and shall see that all orders, resolutions and directives of the Board are carried into effect. He shall sign or countersign all certificates of stock, corporate debentures and other instruments of the company, except as otherwise ordered by the Board, and shall perform such other duties as are incident to the office of President or may be required by the Board of Directors.

3.       Vice President
         --------------
                  In the absence or disability of the President, a Vice President, designated by the Chairman of the Board, shall exercise all the functions of that office.

4.       Secretary
         ---------
                  The Secretary shall record all the proceedings of the meetings of the Stockholders and Directors in a book to be kept for that purpose and shall record all votes at such meetings. He shall give, or cause to be given, notice of all Stockholders and Directors meetings and shall perform such other duties as are incident to the office of Secretary or as may be prescribed by the Board of Directors. He shall be the keeper of the corporate seal. The duties of the Secretary to record the minutes of the Stockholders and Directors meetings, and to give notice of said meetings may, with the approval of the Board, be delegated to another.

5.       Treasurer
         ---------
                  The Treasurer shall have custody of all funds, securities, evidences of indebtedness and other personal property of the corporation. He shall place the same in such depositories as are directed by the Board of by the President, shall receive and receipt for monies paid in on account of the corporation, shall pay out of funds on hand all bills, payrolls, and other just debts of the corporation upon maturity, shall keep full and accurate accounts of all monies received and paid out and shall perform such other duties as may be incident to the office of Treasurer or as may be required by the Board.

6.       Additional Officers
         -------------------
                  Additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may be established from time to time by the Board of Directors shall have such duties as the board may prescribe.

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

                                    ARTICLE V

                                  CAPITAL STOCK

1.       Certificates
         ------------
                  Certificates of stock shall be issued in numerical order from the Certificate book to each Stockholder whose stock has been paid in full and a record of such issuance shall be made on the stub therefor. The stock certificates shall be signed by the Chairman or Vice Chairman of the Board, or President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, and the corporate seal shall be affixed thereto.

2.       Stock to Be Issued Fully Paid
         -----------------------------
                  The capital stock shall be issued fully paid and non-assessable.

3.       Transfers
         ---------
                  Transfers of stock shall be made only upon the books of the Company and before a new certificate is issued, the old certificate must be presented for cancellation.

4.       Lost Certificates
         -----------------
                  When any certificate of stock shall have been lost or stolen, the Secretary shall issue a new certificate to replace said lost or stolen certificate upon the filing, by the owner thereof, of an affidavit stating the circumstances of the loss or destruction and upon the filing, by the owner of the lost or stolen certificate, with the corporation, of a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of said certificate. The requirement for a bond may, by the affirmative vote of a majority of the Board of Directors, be waived.

5.       Record Date
         -----------
                  The Board of Directors may specify a record date for determining Stockholders entitled to vote at meetings or take other actions, such date to be not less than ten (10) days or prior to sixty (60) days to the proposed meeting or more than sixty (60) days prior to any other action.



                                   ARTICLE VI

                                  MISCELLANEOUS

1.       Seal
         ----
                  The corporate seal shall be in circular form, shall bear the full name of the corporation, the state of its incorporation and the words "Corporate Seal".

2.       Salaries
         --------
                  The salaries of all officers may be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude his receiving a salary, or from voting upon a resolution providing the same.

3.       Notice
         ------
                  Whenever, in these Bylaws, and anything to the contrary not-withstanding, notice of any meeting is required, those entitled to receive notice may waive it, either before or after said meeting, and attendance at any meeting shall be deemed a waiver of any required notice thereof.

4.       Amendments
         ----------
                  These Bylaws may be amended at any meeting of the Stockholders by a vote of the majority of the stock.


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


5.       Indemnification
         ---------------


        a. The Company hereby indemnifies any person who was, or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not apposed to the best interests of the corporation, and with respect to any criminal act or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        b. The Company indemnifies any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        c. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, including attorney fees.

        d. Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the Stockholders.

        e. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that the director or officer is entitled to be indemnified by the corporation as authorized in this Bylaw. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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

        f. The indemnification provided by this Bylaw shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        g. The company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Bylaw.

        h. For purposes of this Bylaw, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section, with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        i. For purposes of this Bylaw references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

6.        Contracts, Checks, Drafts, Bank Accounts
          ----------------------------------------

        a. Execution of Contracts. Except as otherwise required by statute, the Articles of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board my from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, an officers or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

        b Loans. Unless the Board shall otherwise determine, either the Chairman of the Board, or the President, or the Treasurer, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.


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


        c. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation shall be signed in the name and on behalf of the Corporation by such persons in and in such a manner as shall from time to time be authorized by the Board.

        d. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or may be designated by any officer or officers of the Corporation to whom such power or designation may from time to time be delegated by the Board. For the purposes of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such manner as the Board may determine by resolution.

        e. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies and or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may seem expedient.





                                               /s/  Cynthia L. Morris
                                               ---------------------------------
                                               Cynthia L. Morris, Secretary




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